Exhibit 99.1

Inland American Real Estate Trust, Inc. CHANGE OF DISTRIBUTION ELECTION FORM

Any requests for custodial accounts, such as an IRA or SEP, require the authorization of the custodian. Contact the custodian for such requirements.

A - CHANGE OF DISTRIBUTION ELECTION - Complete sections 1 through 3 if beginning or terminating participation in the Distribution Reinvestment Plan. Otherwise, complete sections A-E to change where distributions are sent or to update account number.

1.	☐

BEGIN participation in the Distribution Reinvestment Plan: I hereby direct that future cash distributions be used to purchase additional shares in Inland American Real Estate Trust, Inc. through the Distribution Reinvestment Plan, as stated in the Prospectus.

2.	☐	TERMINATE participation in the Distribution Reinvestment Plan. (Choose one option below.) Send future distributions to:

		☐	Address of Record (For custodial accounts, the cash distribution will be sent to the custodian. Custodian’s signature is required.)

		☐	Via Mail to: (Complete A through D in box below.)

		☐	Via Electronic Deposit (ACH): (Complete A through E in box below and attach a voided check.) NOT AVAILABLE FOR CUSTODIAL ACCOUNTS.

3.	☐

PARTIAL CASH DISTRIBUTION/REINVESTMENT OPTION: Please reinvest cash distributions on __________% of each distribution and pay the remaining ___________% in cash. Percentages must be in whole numbers and total 100%. (Complete A through D in box below for cash distribution.)

A.	Name of Bank, Brokerage Firm, or Individual*

B.	Distribution Mailing Address

C.	City		State		Zip

D.	Account # (if applicable)		E.	Bank ABA/Routing #
(For ACH Only - Attach a voided check)
			☐	Checking	☐	Savings

*If cash distribution is sent to an individual other than the registered owner. The stockholder’s signature(s) must be medallion guaranteed.

B - SIGNATURE - ALL STOCKHOLDER SIGNATURES REQUIRED

Signature - Stockholder/Trustee	Date	Signature - Co-Stockholder /Co-Trustee	Date

Printed Name of Stockholder/Trustee	Printed Name of Co-Stockholder/Co-Trustee

Account #	Telephone

Medallion Signature Guarantee
Signature - Custodian** (if applicable)
**Medallion Guaranteed Signature or Corporate Resolution Required

MAIL OR FAX COMPLETED FORM TO:

Regular Mail:	Fax: 877.379.5933
Inland American Real Estate Trust, Inc.	(non-custodial accounts only)
c/o DST Systems, Inc.
P.O. Box 219845	Questions:
Kansas City, MO 64121-9845	Inland Customer Service
800.826.8228
Overnight Delivery:
Inland American Real Estate Trust, Inc.	For Custodian Use Only
c/o DST Systems, Inc.	Affix Medallion Signature Guarantee Stamp Here
430 W 7th Street
Kansas City, Missouri 64105

IF THIS IS A CUSTODIAL ACCOUNT, SUCH AS AN IRA OR SEP, CONTACT YOUR CUSTODIAN. THE CUSTODIAN’S SIGNATURE IS REQUIRED IN ORDER TO PROCESS SUCH REQUESTS.

The Inland name and logo are registered trademarks being used under license.

50501DRP-6	8/11/2010